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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   January 21, 1994



                               AMOCO COMPANY
          (Exact name of registrant as specified in its charter)



         Delaware                   1-8888              36-3353184
(State or other jurisdiction    (Commission        (IRS Employer
 of incorporation)               File Number)      Identification No.)



200 East Randolph Drive, Chicago, Illinois             60601
   (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code   (312) 856-6111


                               (No Change)
      (Former name or former address, if changed since last report).




                       This report contains 3 pages.



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INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events

     On January 21, 1994, a judgment was entered by the Superior Court of the State of California, County of Los Angeles, in favor of Amoco Chemical Company and Amoco Reinforced Plastics Company, subsidiaries of Amoco Company and Amoco Corporation, against certain underwriters at Lloyd's of London and various other British and European insurance carriers, in AMOCO CHEMICAL COMPANY, et al, vs. CERTAIN UNDERWRITERS AT LLOYD'S OF LONDON, et al. In that case Amoco alleged that the defendant insurers wrongfully refused to pay for the defense and settlement of product liability lawsuits arising from Amoco Reinforced Plastics Company's manufacture of irrigation and sewer pipe in the 1970's. Judgment was entered for $36,120,129.20 in compensatory damages and $376,545,097.64 in punitive damages. The judgment is slightly lower than the jury verdicts that were previously reported by Amoco Corporation.

     The judgment is subject to appeal by the defendants. Accordingly, it is impossible at this time to predict the ultimate outcome of this case or its impact, if any, on the financial position, results of operations, and cash flows of Amoco Company.






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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                AMOCO COMPANY
                                                 (Registrant)




Date    February 8, 1994            Daniel B. Pinkert
                                    Daniel B. Pinkert
                                    Vice President









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